EXHIBIT 16.1

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

      We have read NuWay Medical, Inc.'s statements included under Item 4.01 of its Amendment No. 1 to Current Report on Form 8-K dated September 9, 2004, and we agree with such statements, except we are not in a position to agree or disagree with the Company's statements made in the last sentence of the first paragraph and the first sentence of the second paragraph under Item 4.01.


                                        /s/ HASKELL & WHITE LLP

Irvine, California
September 16, 2004